UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 12, 2008

(Date of earliest event reported)

SIRONA DENTAL SYSTEMS, INC

(Exact name of registrant as specified in its charter)

Delaware	000-22673	11-3374812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30-30 47th Avenue, Suite 500 Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(718) 937-5765

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 12, 2008, Sirona Dental Systems, Inc. (the “Company”) announced that its board of directors has authorized a fair value option exchange program for the Company’s 2006 Equity Incentive Plan. This exchange program, which is only available to employees and eligible consultants, is expected to provide additional incentive and retention value.

The option exchange program is designed so that the current fair value of options surrendered is equal to the fair value of the replacement options, and the exchange offer will not result in additional compensation expense. The replacement options will have an additional year of vesting as compared to the surrendered options. Approximately 1.1 million options are eligible for exchange under the offer.

The Company’s press release dated December 12, 2008, announcing a Fair Value Exchange Offer, is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit No.	Description
99.1	Press Release, dated Friday, December 12, 2008, of Sirona Dental Systems, Inc., announcing a Fair Value Exchange Offer.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRONA DENTAL SYSTEMS, INC.
(Registrant)
Date: December 12, 2008
	By:	/s/ Jonathan Friedman
Jonathan Friedman
Secretary and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated Friday, December 12, 2008, of Sirona Dental Systems, Inc., announcing a Fair Value Exchange Offer.